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                                                                    Exhibit 5

                              December 20, 1996


                                                                 C 00610-00001
Aftermarket Technology Corp.
33309 First Way South, Suite A-206
Federal Way, Washington  98003

     Re:  PROPOSED OFFERING OF UP TO 2,470,176 SHARES OF COMMON STOCK

Ladies and Gentlemen:

     We refer to an aggregate of 2,470,176 shares of Common Stock, par value $.01 per share, of Aftermarket Technology Corp., a Delaware corporation (the "Company"), which are the subject of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The shares of Common Stock (the "Shares") subject to the Registration Statement are to be issued under the Company's 1996 Stock Incentive Plan (the "Plan") and the Warrant Agreement, dated as of December 20, 1996, between Michael J. Hartnett and Aftermarket Technology Corp. (the "Hartnett Warrant").

     We have examined the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have determined relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon our examination mentioned above, we are of the opinion that the Shares have been validly authorized for issuance and, when issued and sold in accordance with the terms set forth in the Registration Statement, the Plan and the Hartnett Warrant, and, when (a) the Registration Statement has become effective under the Act, (b) the pertinent provisions of any applicable state securities law have been complied with, and (c) in the case of options issued under the Plan and the Hartnett Warrant, the Shares have been paid for, the Shares so issued will be legally issued and will be fully paid and nonassessable.

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Aftermarket Technology Corp.
December 20, 1996
Page 2

     We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm appearing on the cover of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the General Rules and Regulations of the Commission.

                                       Very truly yours,

                                           /s/

                                       GIBSON, DUNN & CRUTCHER LLP

BDM/JMS/LYK